EXHIBIT 10.11

PROMISSORY NOTE ISSUED TO MMC MINES, INC. DATED MARCH 9, 2012

Principal Amount: $10,000.00	Issue Date: March 9, 2012

 PROMISSORY NOTE

This Promissory Note Payable on Demand (the “Note”) is made and effective March 9, 2012,

BETWEEN:	MMC Mines, Inc.

AND:	American Sierra Gold Corp. (the “Borrower”), a corporation organized and existing under the laws of the State of Nevada, with its head office located at:
1420 5th Ave Ste 2200
Seattle, WA 98101

FOR VALUE RECEIVED, the undersigned Borrower promises to pay to the order of Holder, the sum of Ten thousand  U.S. Dollars ($10,000), together with interest of six percent (6%) per annum on the unpaid balance. The entire principal and any accrued interest shall be fully and immediately payable UPON DEMAND of Holder thereof.

Upon default in making payment within 30 days of demand, and provide this note is turned over for collection, Borrower agrees to pay all reasonable legal fees and costs of collection to the extent permitted by law. This Note shall take effect as a sealed instrument and be enforced in accordance with the laws of the State of Washington. All parties to this note waive presentment, notice of non-payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party, extension of modification of terms, or discharge of any collateral for this note.

IN WITNESS WHEREOF, the undersigned has caused the Note to duly executed as of the date first written above.

BORROWER
American Sierra Gold Corp.

/s/ James Vandeberg

James Vandeberg
Chief Executive Officer